UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2010

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360-2362 (Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01	Other Events
     On July 26, 2010, Teledyne Technologies Incorporated (“Teledyne”) declared its offer for the entire issued and to be issued ordinary share capital of Intelek plc (“Intelek”) to be wholly unconditional, as all closing conditions of its offer had been satisfied or waived. Teledyne was the beneficial owner of, or had received valid acceptances in respect of approximately 93% of Intelek’s ordinary shares. The offer is not being made in the United States or to residents of the United States. A press release announcing that Teledyne has declared its offer wholly unconditional is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit 99.1	Press Release dated July 26, 2010, announcing that Teledyne Technologies Incorporated has declared its offer to acquire the entire existing share capital of Intelek plc wholly unconditional.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated July 26, 2010

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release dated July 26, 2010, announcing that Teledyne Technologies Incorporated has declared its offer to acquire the entire existing share capital of Intelek plc wholly unconditional